Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Hunter R. Hollar, Philip J. Mantua and Ronald E. Kuykendall as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign for the undersigned and in the undersigned’s name as a director of Sandy Spring Bancorp, Inc. (“Bancorp”), and in any other capacity of Bancorp indicated below, the Registration Statement on Form S-4 to be filed by Bancorp with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance of shares of Bancorp common stock to stockholders of CN Bancorp, Inc. (“CNB”) pursuant to that certain Agreement and Plan of Merger dated as of December 13, 2006, as may be amended from time to time, by and between Bancorp and CNB, and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute(s), may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in one or more counterparts.
     IN WITNESS WHEREOF, the undersigned have respectively signed this power of attorney as of the date set forth opposite the name of the undersigned.

/s/ John Chirtea	Director	March 8, 2007

John Chirtea

/s/ Mark E. Friis	Director	March 8, 2007

Mark E. Friis

/s/ Susan D. Goff	Director	March 8, 2007

Susan D. Goff

/s/ Solomon Graham	Director	March 8, 2007

Solomon Graham

/s/ Marshall H. Groom	Director	March 8, 2007

Marshall H. Groom

/s/ Gilbert L. Hardesty	Director	March 8, 2007

Gilbert L. Hardesty

/s/ Hunter R. Hollar	President and Chief Executive Officer, Director	March 8, 2007

Hunter R. Hollar

/s/ Pamela A. Little	Director	March 8, 2007

Pamela A. Little

/s/ Charles F. Mess	Director	March 8, 2007

Charles F. Mess

/s/ Robert L. Orndorff, Jr.	Director	March 8, 2007

Robert L. Orndorff, Jr.

/s/ David E. Rippeon	Director	March 8, 2007

David E. Rippeon

/s/ Craig A. Ruppert	Director	March 8, 2007

Craig A. Ruppert

/s/ Lewis R. Schumann	Director	March 8, 2007

Lewis R. Schumann

/s/ W. Drew Stabler	Director, Chairman of the Board	March 8, 2007

W. Drew Stabler

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